MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT ("Agreement"), is made, entered into and effective this 2nd day of August, 2017, among CREATIVE LAND MANAGEMENT, LLC (the "Company"); JSP FAMILY HOLDINGS, LLC, Florida Limited Liability Company (individually "JSP), JED BROWNIE (individually "BROWNIE"), S.E. SCRAP INVESTMENTS, INC., a Florida Corporation (individually "SE SCRAP") and P&F CONSULTING, LLC, a Florida Limited Liability Company (individually "P&F")(collectively the "Members" or the "Sellers"); and CREATIVE WASTE SOLUTIONS, INC., a Nevada Corporation (the "Buyer"). The Sellers have agreed to sell their membership interests in the Company, as defined below, to the Buyer, and the Buyer, the Seller and the Company (collectively "Parties") further agree as follows:

1. MEMBERSHIP INTERESTS: The Sellers are the owners of 100% of the outstanding membership interests ("Units") in the Company. Subject to the terms and conditions of this Agreement, Sellers shall sell, assign, transfer, convey, and deliver to Buyer, and Buyer shall accept and purchase, the Units and any and all rights in the Units to which Sellers are entitled, and by doing so Sellers shall be deemed to have assigned all of their rights, titles and interest in and to the Units to Buyer. Such sale of the Units shall be evidenced by and assignment of membership interest/units, duly executed by the Sellers/Members.

2. COMPANY ASSETS: Sellers and the Company warrant that the Company owns the following assets ("Company Assets") which shall remain the property of the Company at the time of closing: vacant land under folio numbers 30-38-40-000-000-00240 and 30-38-000-000-00040-0; Komatsu bulldozer, canoe, turbidity screens, accounts receivable, contracts, goodwill, and licenses/permits (if any).

3. PURCHASE PRICE: The purchase price shall be $2,600,000.00 payable as follows:

A. $25,000.00 non-refundable deposit by August 1, 2017 or on the date of execution of the this Agreement, whichever is later;
B. $25,000.00 non-refundable deposit on or before September 1, 2017.
C. $1,600,000.00 seller financing with security interest on the terms further specified herein; and
D. $950,000.00 cash not including Buyer's closing costs

4. CLOSING DATE: The closing shall occur on or before November 1, 2017. The closing shall either be in person at 4701 N Federal Highway, Ste. 316, Lighthouse Point, FL 33064 or via the mail away process.

5. SELLER FINANCING: As specified above, the Sellers shall finance a portion of the transaction. Prior to closing, the Sellers shall form an entity which shall be the mortgagee for said seller financing. As security for the seller financing, the Sellers (or the new entity) shall have a mortgage/lien/security interest in the Buyer's membership interest in the Company and the Company Assets, including without limitation, the land, equipment, income and receivables. The

Aug 2, 2017

Member
SE SCRAP

JSP

Abraham Mirza

seller financing in the amount of $1,600,000.00 shall be for a period of two (2) years. Payments shall be interest only at the rate of 5% with a balloon payment in month 24. There shall be no prepayment penalty and a 10 day grace period with a 10% late fee. In addition to standard clauses, failure to comply with certain requirements herein including section 10, shall be a breach of the security documents. Further, the Buyer may not transfer any of its interest in the Company while the seller financing is outstanding.

6. **RISK OF LOSS:** Until the Closing, Sellers will bear risk of loss, damage or destruction to the Company Assets. If any loss, injury, damage or destruction to the equipment listed above occurs, Sellers shall repair or replace said item prior to closing. Buyer shall bear the risk of loss after closing.

7. **DUE DILIGENCE:** Buyer has conducted all due diligence and is satisfied with all aspects of the Company in order to move forward with the purchase of the Units from the Sellers.

8. **WARRANTIES/DISCLOSURES BY SELLERS:**

A. Sellers and the Company warrant that the Sellers are the sole owners of the Units of the Company and the Company is the sole owner of the Company Assets, that it has good and marketable title to all of its assets, and no other person has any claim, right, title or interest in the Company Assets except that title to the vacant land is subject to all covenants, restrictions, unities of title, stipulation agreement with Martin County including all related PAMP plans, and easements of record; existing zoning and governmental regulations, and exceptions in the current Owner's Title Policy .

B. Sellers have no unpaid no unpaid obligations or taxes or pending bankruptcy cases affecting their membership units being sold. There are no liens, pledges, hypothecations, charges, adverse claims, options, preferential arrangements or restrictions of any kind, including, without limitation, any restriction of the use, voting, transfer, receipt of income or other exercise of any attributes of ownership. The mortgage on the Company Assets held by Paradise Bank shall be paid off at closing.

C. Sellers and the Company have the full authority, right, power and capacity to enter into this Agreement, close on the transaction contemplated herein and otherwise perform their obligations hereunder. At the time of closing, the Company shall provide a company resolution confirming that the transaction does not violate or conflict with the Articles of Incorporation and/or any existing Operating Agreement of the entity, that the entity has not been dissolved and has taken no action which would cause it not to be in good standing under the laws of the State of Florida. and that the entity is not in bankruptcy or otherwise subject to the jurisdiction of any bankruptcy court. There are no creditors who have acquired or are attempting to acquire control of the Company or seize/lien the assets of the Company. The current Operating Agreement of the Company shall be terminated at the time of closing/transfer of the Units.

D. That no judgment or decree has been entered in any court of the state of Florida or the United States against the Company that remains unsatisfied. There are no matters pending

against the Company that could give rise to a lien on any Company Assets and that Sellers or the Company have not executed and except as otherwise specified herein will not execute any instrument that would adversely affect the title to the Company Assets from the effective date of this Agreement forward.

E. The authorized capital of the Company consists of 1000 Membership Units Shares of which a total of 1000 Units are outstanding. The outstanding units have been duly authorized, fully paid and nonassessable, free and clear of all liens, charges, pledges, security interests, encumbrances, right of first refusal, preemptive right or other restriction. No person, firm or corporation has any right, agreement, warrant or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to require the Company to issue any additional membership units.

F. Sellers and the Company warrant that to the best of their knowledge and belief, there are no existing environmental (DEP) violations. Sellers shall be responsible for remediation of any such violations that occur prior to closing.

9. WARRANTIES/DISCLOSURES BY BUYER:

A. Buyer has the full authority, right, power and capacity to enter into this Agreement, close on the transaction contemplated herein and otherwise perform its obligations hereunder. At the time of closing, Buyer shall provide a corporate resolution confirming that the transaction does not violate or conflict with the Articles of Incorporation and/or any Stockholder Agreement of the entity, that the entity has not been dissolved and has taken no action that would cause it not to be in good standing under the laws of the State of Nevada or State of Florida, and that the entity is not in bankruptcy or otherwise subject to the jurisdiction of any bankruptcy court.

B. Buyer is aware of the current lake fill activities occurring on the property pursuant to the stipulation with Martin County. Buyer will assume responsibility for completion of the lake fill and compliance with the stipulation with Martin County at the time of closing

10. COMPANY ACTIVITIES/POST-CLOSING REQUIREMENTS:

A. As specified above, Buyer is aware of the current lake fill activities occurring on the property pursuant to the stipulation with Martin County and that the Company shall continue working toward completion of those activities. Prior to closing, the Company may, at its option, continue to pursue approval of a Revised Major Final Site Plan to fill the entire lake. At the time of closing, Buyer, as new owner of the Company, will assume responsibility for completion of the lake fill and/or any pending application for a revised major final site plan and/or continued compliance with the stipulation with Martin County including working with said county regarding park access. Said obligations shall survive closing and be a requirement so long as the mortgage to be issued in conjunction with the seller financing contemplated in the subject transaction is outstanding. At the time of closing, Sellers shall give Buyer a $20,000.00 contribution credit toward any remaining costs to complete the lake fill. Buyer is aware that a bond is required for the lake fill activity. The Company has a current bond in place which already paid annual premium shall not be prorated at

will be a breach of the seller financing mortgage referenced herein.

B. At the time of closing, the Company shall provide a list of outstanding accounts receivable and completed services for which billing needs to occur. Buyer will cooperate with Sellers in collecting said payments which shall be promptly remitted to Sellers (or an entity of Seller's choosing) upon collection. Any monies collected on an account subsequent to closing shall first be applied to any outstanding accounts/invoices owed for services rendered prior to closing.

C. The activities of the Company include accepting certain debris from third parties for a fee and rental of space for truck parking. The Sellers shall assure continued operation of the Company up to the date of closing at which time Buyer shall assume all operational responsibility.

D. The Parties agree to act in good faith and to cooperate fully with each other in carrying out the intent of this Agreement, and for that purpose agree to execute all documents as may prove reasonably necessary to accomplish that intent. Jason Pepitone (the principal of Member, JSP) shall consult with Buyer for a period of sixty (60) days subsequent to closing to assist with the transition of the operation of the Company. The parties shall keep confidential (except for disclosure to the attorneys and accountants for the parties) any and all information regarding any consultants involved in this transaction.

E. The Company operates on annual year with the end of year being December 31. The Company has filed all required tax returns and paid all taxes for all accounting periods through December 31, 2016. The Buyer, by assuming operation of the Company, shall be responsible for filing the 2017 tax return and providing the Sellers with their pro-rata K-1 documents in a timely manner. Any failure to comply with this section shall be a breach of the seller financing mortgage.

F. Sellers shall pay Jason Pepitone a finder's/consulting fee from the sales proceeds in the amount of $100,000.00 at the time of closing.

G. Buyer shall open its own bank account(s) for the Company. Sellers shall close the Company bank account(s) upon which they are signatories within 30 days of closing or within 15 days of the last outstanding check/deposit clearing whichever is later.

11. NOTICE: Any notice required or permitted under this Agreement shall be deemed sufficiently given or served if hand delivered, if sent via overnight delivery with delivery guaranteed/signature required, sent via U.S. certified mail, return receipt requested, or e-mail with proof of receipt to the following addresses:

SELLERS:

JSP FAMILY HOLDINGS, LLC
785 NE 33rd Street
Boca Raton, FL 33431
e-mail: harley11113@msn.com

MNG MEMBER
Mid Member
SE Scamp

Abraham Mishne

SE SCRAP INVESTMENTS, INC
1501 SW 16th Street
Boca Raton, FL 33486
e-mail: SEscrap.mh@gmail.com   Aug 2, 2017

P&F CONSULTING, LLC
419 SE 2nd Court
Deerfield Beach, FL 33441
e-mail: mpepitone@aqua-sciences.com   Aug 2, 2017

JED BROWNIE
5636 Matousek Street
Stuart, FL 34997
e-mail: interstaterecycling@gmail.com   Aug 2, 2017

With copy to: Dolores K. Sanchez, Esq.
4701 N Federal Highway, Ste. 316
Lighthouse Point, FL 33064
e-mail: dolores@bizhall.net

COMPANY: CREATIVE LAND MANAGEMENT, LLC
c/o JSP Family Holdings, LLC
785 NE 33rd Street
Boca Raton, FL 33431
e-mail: hurley1113@msn.com   Aug 2, 2017

With copy to: Dolores K. Sanchez, Esq.
4701 N Federal Highway, Ste. 316
Lighthouse Point, FL 33064

BUYER: Creative Waste Solutions, Inc.
1440 NW 1st Court
Boca Raton, FL 33432
e-mail: ~~[illegible]~~
Abraham@uscycws.com
Abraham Mishal
Aug 2, 2017

12. ENTIRE AGREEMENT, AMENDMENTS, SEVERABILITY, MISC: This Agreement contains the entire agreement of the parties hereto and all previous negotiations thereto. This Agreement may be modified only by an agreement in writing signed by all Parties. If any term or provision of this Agreement be invalid or unenforceable, the remainder of the Agreement shall remain in full force and effect. The Parties have read this Agreement and have consulted with their respective attorneys concerning its contents and legal consequences and have requested any change in language necessary or desirable to effectuate their intent and expectations so that the

Managing Member JSP Family
Managing Member
Member SE Scrap
Abraham Mishal

rule of construction of contracts construing ambiguities against the drafting party shall be inapplicable. The Parties acknowledge that Dolores K Sanchez, Esq. has represented some or all of the parties in the past (the representation of the Buyer being in an unrelated transaction). The Parties agree that Dolores K. Sanchez, Esq. shall be acting as attorney for Sellers in this transaction, and Buyer shall execute the necessary waiver of conflict of interest documents. Each party's rights and obligations under this Agreement shall not be assigned or delegated, by operation of law or otherwise, without the other party's prior written consent, and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by such party. All representations, warranties, covenants and agreements of the parties contained herein or in any other certificate or document delivered pursuant hereto shall survive the date hereof until the expiration of the applicable statute of limitations.

13. INDEMINFICATION: Each party hereto shall jointly and severally indemnify and hold harmless the other party and such other party's agents, beneficiaries, affiliates, representatives and their respective successors and assigns (collectively, the "Indemnified Persons") from and against any and all damages, losses, liabilities, taxes and costs and expenses (including, without limitation, attorneys' fees and costs) (collectively, "Losses") resulting directly or indirectly from (a) any inaccuracy, misrepresentation, breach of warranty or nonfulfillment of any of the representations and warranties, each as limited by the knowledge qualifier(s) applicable thereto, of such party in this Agreement, or any actions, omissions or statements of fact inconsistent with in any material respect any such representation or warranty, as limited by the knowledge qualifier(s) applicable thereto, (b) any failure by such party to perform or comply with any agreement, covenant or obligation in this Agreement.

14. CHOICE OF LAW, VENUE AND JURISDICTION: This Agreement is entered into in the state of Florida and shall be governed by the applicable laws of the State of Florida. Jurisdiction and venue shall be in either the county or state courts of Broward County, Florida or the federal court located in the Southern District of Florida (Ft. Lauderdale division).

15. ATTORNEY'S FEES: In connection with any mediation, pre-suit matters or litigation arising from this Agreement, the prevailing party shall be entitled to recover all costs and reasonable attorney's fees including pre-suit matters, mediation, appeals and post-judgment proceedings.

16. DISPUTES: Any and all disputes between Buyer and Seller concerning this Agreement shall be attempted to be resolved by pre-suit mediation. No lawsuit may be filed by either party without the Parties first going to mediation. Mediation must be scheduled and set within fifteen (15) business days of the written demand for same (which notice shall be sent in accordance with Paragraph 11 of this Agreement). If said mediation does not resolve the disputes, any Party to this Agreement may then file a lawsuit in the County or State Courts in Broward County, Florida or Federal Court in the Southern District of Florida (Ft. Lauderdale division). The Parties agree that Arbitration is not required and is specifically waived. EACH OF THE UNDERSIGNED HEREBY WAIVES FOR ITSELF AND ITS PERMITTED SUCCESSORS AND ASSIGNS THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED IN

Morgan Lipstein

MM JJP

Jimmy Monaco

MM Member SE Sqt.8

Abraham Mishne

CONNECTION WITH THIS AGREEMENT.

17. **CLOSING COSTS:** Each party shall bear their own attorney's fees in relation to this Agreement and the transaction. Sellers shall be responsible for all costs associated with release of any liens, including the filing/recording of all satisfactions, releases and/or UCC-3 forms regarding the Paradise Bank mortgage.

18. **WAIVER:** No waiver of any condition or covenant of this agreement by parties shall be deemed a further waiver by the parties of any other condition or covenant herein. The rights and remedies created by this agreement are cumulative and the use of one remedy shall not preclude or waive the right to use another.

19. **COUNTERPARTS:** This Agreement may be executed in multiple counterparts, all of which shall be deemed originals, and with the same effect as if all parties had signed the same document. All of such counterparts shall be construed together with and shall constitute one Agreement. A facsimile or electronic transmission shall be as valid and enforceable as an original.

20. **HEADINGS:** The headings used in this Agreement are for convenience and reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision in it.

21. **SEVERABILITY:** If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason, whether on its face or as applied, the remaining provisions shall remain in full force and effect.

22. **TIME IS OF THE ESSENCE:**: It is understood and agreed by the Parties that time is of the essence of all terms and provisions of this Agreement.

23. **SIGNING AUTHORITY:** By signing below, the entity (ies) specified herein confirm that the signer for an entity is authorized to execute this document on behalf of and bind the respective entity and each entity shall be entitled to rely on such representation.

SELLERS:

MMBR JSP	
JSP FAMILY HOLDINGS, LLC, Member	P & F CONSULTING, LLC, Member
BY: Jason Pepitone, Authorized Member	BY: Morgan Pepitone, Authorized Member
Date: 8/2/17	Date: 8/2/17

Member JSP

Member JG SCHB

Abraham Mishan

Morris Heider for
SE SCRAP INVESTMENTS
SE SCRAP INVESTMENTS, INC, Member
BY: Morris Heider, President
Date: 8/2/17

JED BROWNIE MNG MEMBER
JED BROWNIE, Member
Date: 8/2/17

COMPANY:

MEMBER JSP / MEMBER CLM
CREATIVE LAND MANAGEMENT, LLC
BY: Jason Pepitone, Manager/Member of
JSP Family Holdings, LLC, Member
Date: 8/2/17

BUYER:

CREATIVE WASTE SOLUTIONS, INC.
BY: Abraham Mishaal
(Print Name)
Title: Director
Date: Aug 2, 2017